Exhibit 99.1

NorthStar Realty Europe Announces Agreement to be Acquired by AXA Investment Managers - Real Assets

NRE Stockholders will receive an estimated $17.03 per share
Approximate 16% IRR(i) realized from inception
NRE’s Strategic Review Committee and Board of Directors unanimously approved the transaction

July 3, 2019

NEW YORK--(BUSINESS WIRE)--July 3, 2019-- NorthStar Realty Europe Corp. (NYSE: NRE) (the “Company” or “NRE”) today announced that following a comprehensive strategic review it has entered into a definitive merger agreement with AXA Investment Managers - Real Assets (“AXA IM - Real Assets”), a global leader in real asset investments, acting on behalf of a client, for the acquisition of all of the outstanding shares of common stock of the Company. The estimated per share merger consideration of US$17.03 is based on the three-month forward foreign exchange rates and represents a 16.4% premium to the Company’s unaffected closing stock price of US$14.63 on November 6, 2018, the last reporting day before NRE announced its strategic review process. Since NorthStar Realty Europe completed its spin-off on November 2, 2015, stockholders will realize an approximate 16% IRR on their investment assuming the estimated per share merger consideration of US$17.03.

The estimated merger consideration reflects a gross asset value for the Company’s assets in line with the Company’s most recently reported independent portfolio valuation(ii) by Cushman & Wakefield LLP, which was reflected in the March 31, 2019 EPRA(iii). EPRA Net Asset Value (“EPRA NAV”) per share. The Company’s March 31, 2019 EPRA NAV per share of US$20.48 per share is reduced to reflect (i) approximately $1.54 per share related to the remaining portion of the termination payment to our external manager and transaction related costs, (ii) approximately $0.21 per share related to the issuance of annual compensation and retention shares subsequent to March 31, 2019 (iii) approximately $0.57 per share related to the accelerated vesting of performance shares in connection with the Merger, (iv) approximately $0.13 per share related to currency changes since March 31, 2019, (v) approximately $0.23 per share due to dividends net of projected cash flows, and (vi) approximately $0.58 per share related to local jurisdiction latent capital gains taxes and net working capital adjustments. Pro forma for these adjustments and assuming a transaction close at September 30, 2019, the Company’s Adjusted EPRA NAV per share is approximately US$17.22. For more information and a reconciliation of the Company’s March 31, 2019 EPRA NAV, please refer to the tables on the following pages.

Under the terms of the merger agreement, NRE stockholders will receive in cash at closing, for each share of common stock, US$1.68 plus the U.S. Dollar equivalent of €9.26 and £3.82, representing an estimated per share merger consideration of US$17.03 based on three month forward foreign exchange rates(iv). This reflects the geographic location of assets across the U.K., France and Germany. Based on spot foreign exchange rates of 1.1290 EUR/USD and 1.2595 GBP/USD as of July 2, 2019, per Bloomberg, the estimated per share merger consideration is US$16.95 per share, implying a 15.8% premium to the Company’s unaffected closing stock price.

In connection with the transaction, NRE has entered into six-month forward contracts for the purchase of U.S. Dollars for €482 million and £199 million, the approximate aggregate amount of the merger consideration denominated in Euros and Pound Sterling. In connection with the closing of the merger, these forward contracts will be settled and the portion of the merger consideration denominated in Euro and Pound Sterling will be paid to NRE stockholders in U.S. Dollars reflecting the final exchange rate received in settlement of the forward contracts (which may be at rates greater or less than the currently estimated exchange rates, depending on the closing date).  Assuming an early fourth quarter 2019 closing, stockholders are expected to receive the equivalent of the three month forward foreign exchange rate consideration of US$17.03 with an additional nominal adjustment to proceeds to account for the interest rate differential from the period of original settlement date to the closing date.

The announcement follows a comprehensive review of strategic alternatives by the Strategic Review Committee (the “SRC”) of the Company’s Board of Directors (the “NRE Board”). The SRC, comprised solely of independent directors, has unanimously recommended the transaction to the Board of Directors, which has unanimously approved the transaction.

Mahbod Nia, Chief Executive Officer and President of the Company, stated, “The SRC ran a comprehensive strategic review process, considering all options and engaging with a wide group of potential buyers. We are pleased that the process has culminated in a transaction that unlocks the significant value we have created for NRE stockholders since inception, realizing an approximate 16% IRR assuming the estimated per share merger consideration of $17.03.”

John O’Driscoll, European Head of Transactions at AXA IM - Real Assets, stated, “The acquisition of NRE through this public to private transaction is a rare opportunity to secure a significant portfolio of prime modern offices located in the major cities of Europe’s largest economies of France, the U.K. and Germany, in a single transaction. The properties have high occupancy and produce strong levels of income that are ideally suited to our clients and we look forward to utilizing our extensive European network of expert real estate managers to create further value from the portfolio in the future.”

The Client of AXA IM -- Real Assets will finance the transaction through the arrangement of equity financing and the Company’s available cash at closing. The transaction is not subject to any financing condition.

Pursuant to the merger agreement executed by the parties, the closing of the transaction is subject to customary closing conditions, including approval by a majority of the Company’s stockholders. The closing is expected to occur in the fourth quarter of 2019, subject to satisfaction of all closing conditions. Prior to closing, NRE expects to pay its final quarterly dividend of $0.15 per share in August 2019.

Process Background:

•
On March 23, 2017, the Board of Directors established the SRC, consisting solely of independent directors of NRE to negotiate on behalf of NRE amendments to the Company’s management agreement with its external manager, an affiliate of Colony Capital, Inc. (NYSE:CLNY) (the “Asset Manager” or “CLNY”). The management agreement then provided for a 20 year term from October 31, 2015 with automatic renewals for additional 20 year terms and no right on the part of the Company to terminate other than for “cause.”

•
On November 9, 2017, NRE and CLNY entered into an amended management agreement allowing NRE to terminate the agreement on December 31, 2022. This amended agreement provided for a minimum term of 5 years. It also provided for payment of a termination fee of three times (3x) the base management fee plus potential incentive fees in connection with a change of control transaction, which could only occur after the minimum term.

•
On November 7, 2018, NRE and CLNY entered into a further amendment to the management agreement allowing NRE to terminate the management agreement upon a sale of the Company (or in connection with the internalization of the management of NRE) in exchange for a payment to CLNY of $70 million, minus the amount of any incentive fee previously paid to CLNY. In connection with this amendment, NRE announced that the SRC was conducting a process to review strategic alternatives in an effort to maximize stockholder value.

•
As part of the strategic review process, NRE and its advisors conducted detailed discussions with a broad group of potential counterparties starting in December 2018 to ascertain their interest in a potential transaction. In addition to a sale of the Company as a whole, the SRC explored in detail, with the assistance of its advisors, the feasibility of selling the Company’s different asset portfolios in separate transactions (followed by a wind-down of the Company), as well the internalization of the management of NRE. Based on its extensive analysis, the SRC concluded that the proposed sale of NRE would deliver superior stockholder value compared to the other alternatives potentially available to the Company.

Advisors

The Strategic Review Committee is being advised by Goldman Sachs & Co. LLC and is receiving legal counsel from Fried, Frank, Harris, Shriver & Jacobson LLP. The Company is receiving legal counsel from Sullivan & Cromwell LLP, Clifford Chance LLP and Venable LLP, compensation and benefits counsel from Goodwin Procter LLP and tax counsel from Vinson & Elkins LLP.

AXA IM -- Real Assets is being advised by Deutsche Bank Securities Inc. and is receiving legal counsel from DLA Piper LLP. In addition, KPMG provided accounting, financial, and tax due diligence advisory services and CBRE provided real estate advisory services.

About NorthStar Realty Europe

NorthStar Realty Europe Corp. (NYSE: NRE) is a European-focused commercial real estate company with predominantly high quality office properties in Germany, the United Kingdom and France, organized as a REIT and managed by an affiliate of Colony Capital, Inc. (NYSE:CLNY), a leading global real estate and investment management firm. For more information about NorthStar

Realty Europe Corp., please visit www.nrecorp.com

Non-GAAP Financial Measures

Included in this press release is EPRA net asset value, or EPRA NAV, a “non-GAAP financial measure,” which measures NRE’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules. NRE believes this metric can be a useful measure of its performance which is further defined below.

EPRA Net Asset Value (EPRA NAV)

As our entire portfolio is based in Europe, our management calculates European Public Real Estate Association net asset value, or EPRA NAV, a non-GAAP measure, to compare our balance sheet to other European real estate companies and believes that disclosing EPRA NAV provides investors with a meaningful measure of our net asset value. Our calculation of EPRA NAV is derived from our U.S. GAAP balance sheet with adjustments reflecting our interpretation of EPRA’s best practices recommendations. Accordingly, our calculation of EPRA NAV may be different from how other European real estate companies calculate EPRA NAV, which utilize International Financial Reporting Standards (“IFRS”) to prepare their balance sheet. EPRA NAV makes adjustments to net assets as determined in accordance with U.S. GAAP in order to provide our stockholders a measure of fair value of our assets and liabilities with a long-term investment strategy. This performance measure excludes assets and liabilities that are not expected to materialize in normal circumstances. EPRA NAV includes the revaluation of investment properties and excludes the fair value of financial instruments that we intend to hold to maturity, deferred tax and goodwill that resulted from deferred tax. All other assets, including real property and investments reported at cost are adjusted to fair value based upon an independent third party valuation conducted in December and June of each year. This measure should not be considered as an alternative to measuring our net assets in accordance with U.S. GAAP.

The following table presents a reconciliation of total equity to EPRA NAV as at March 31, 2019 (dollars in thousands, other than per share data):

March 31, 2019
Total Equity	$682,379
Adjustments
Operating real estate, net intangibles and other	(871,448)
Fair value of properties	1,216,000
Adjusted NAV	1,026,931

Diluted NAV, after the exercise of options, convertibles and other equity interests	1,026,931
Fair value of financial instruments	(901)
EPRA NAV	1,026,030
EPRA NAV per share(1)	$20.48
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(1) Based on 50.1 million common shares, operating partnership units and RSUs not subject to performance hurdles outstanding as of March 31, 2019. EPRA NAV per share does not take into account any potential dilution from restricted stock units subject to performance metrics not currently achieved.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” “future” or other similar words or expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger, to meet expectations regarding the timing, accounting and tax treatment of the proposed merger, or to satisfy other conditions to the consummation of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger, risks related to disruption of management’s attention from NRE’s ongoing business operations due to the proposed merger; and the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, tenants and competitors, including operating costs, loss of tenants or business disruption being greater than expected; our ability to qualify and remain qualified as a real estate investment trust, or REIT and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in NRE’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”), including the most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018. There can be no assurance that the proposed merger will in fact be consummated.
We caution investors not to unduly rely on any forward-looking statements. Any forward-looking statements speak only as of the date of this communication. NRE is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and NRE does not intend to do so.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, NRE intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.Before making any voting decision, STOCKHOLDERS OF NRE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT when it becomes available and any other documents to be filed with the SEC in connection with the proposed MERGER or incorporated by reference in the proxy statement, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through our website at https://www.nrecorp.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Participants in Solicitation
NRE and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NRE’s stockholders in respect of the proposed merger. Information about the directors and executive officers of NRE is set forth in the proxy statement for NRE’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on June 25, 2018.Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.
Media contacts:

Finsbury (for NorthStar Realty Europe)
Gordon Simpson / Jenny Bahr
+18555278539 / +44(0)20-7251-3801
nre@finsbury.com
FTI Consulting Inc. (for AXA IM - Real Assets)
Richard Sunderland, Richard Gotla, Ellie Sweeney, Methuselah Tanyanyiwa
Tel: +44 20 3727 1000
AXAIMRealAssets@fticonsulting.com

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(i) Internal Rate of Return (“IRR”) calculated from November 2, 2015, including dividends and an estimated merger consideration of $17.03 per share.
(ii) The external third-party valuation was prepared by Cushman & Wakefield LLP in accordance with the current U.K. and Global edition of the Royal Institution of Chartered Surveyors' (RICS) Valuation - Professional Standards (the "Red Book") on the basis of "Fair Value", which is widely recognized within Europe as the leading professional standards for independent valuation professionals. Each property is classified as an investment and has been valued on the basis of Fair Value adopted by the International Accounting Standards Board. This is the equivalent to the Red Book definition of Market Value. The Red Book defines Market Value as the estimated amount for which an asset or liability should exchange on the valuation date between a willing buyer and a willing seller in an arm's-length transaction after proper marketing where the parties had each acted knowledgeably, prudently and without compulsion. The Cushman & Wakefield LLP valuation assumes that certain properties would be purchased through market accepted structures resulting in lower purchaser transaction expenses (taxes, duties, and similar costs). This Cushman & Wakefield LLP valuation is as of December 31, 2018, adjusted for currency movements as of March 31, 2019. All trademarks used in this press release are the property of their respective owners.
The $1.3 billion Portfolio Market Value comprises $1.2 billion real estate portfolio value based on the independent valuation by Cushman & Wakefield LLP and $40 million across two preferred equity investments (please refer to Note 11, “Fair Value” in the NRE Quarterly Report on Form 10-Q for the three months ended March 31, 2019 included in Part I Item 1. “Financial Statements”).
(iii) EPRA = European Public Real Estate. EPRA Net Asset Value (“EPRA NAV”).
(iv) Based on 3-month forward FX rates of 1.1370 EUR/USD and 1.26125 GBP/USD as of 03-Jul-2019, per Chatham. Assumes early Q4 closing date.